As filed with the Securities and Exchange Commission on February 27, 2006

Registration No. 333-113737

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON

FORM S-1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUCA, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	5812	41-1802364
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 3043

Minneapolis, Minnesota 55403

(612) 225-3400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wallace B. Doolin

Chairman, President and Chief Executive Officer

BUCA, Inc.

1300 Nicollet Mall, Suite 5003

Minneapolis, Minnesota 55403

(612) 225-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard G. Erstad, Esq.	Douglas P. Long, Esq.
General Counsel and Secretary	Faegre & Benson LLP
BUCA, Inc.	2200 Wells Fargo Center
1300 Nicollet Mall, Suite 5003	90 South Seventh Street
Minneapolis, Minnesota 55403	Minneapolis, MN 55402
Telephone: (612) 225-3400	Telephone: (612) 766-7000
Facsimile: (212) 225-3586	Facsimile: (612) 766-1600

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

Deregistration of Unsold Securities

This Post-Effective Amendment No. 2 on Form S-1 (“Post-Effective Amendment No. 2”) to Form S-3 Registration Statement (No. 333-113737) (as supplemented and amended, the “Registration Statement”) is being filed to remove from registration shares of common stock of BUCA, Inc. (the “Company”) that have not been sold under the Registration Statement.

The Company issued the shares of common stock covered by the Registration Statement (the “Shares”) in a private placement which closed on February 26, 2004. The Company filed the Registration Statement to fulfill a contractual obligation, which required the Company to register the resale of the Shares and maintain the effectiveness of the Registration Statement until the earlier of the date that all Shares covered by the Registration Statement have been sold or can be sold publicly under Rule 144(k) of the Securities Act of 1933, as amended (the “Act”). The Shares which have not previously been sold under the Registration Statement are now eligible for resale without restriction pursuant to Rule 144(k) under the Act and, accordingly, the continued effectiveness of the Registration Statement is unnecessary for the holders of the Shares to effect resale of the Shares from time to time in the future.

In accordance with the Company’s undertaking contained in Item 17 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 2 to remove from registration all remaining unsold Shares under the Registration Statement (1,641,767 Shares).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 on Form S-1 to Form S-3 Registration Statement of the Registrant to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 27, 2006.

BUCA, Inc.

By	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 on Form S-1 to Form S-3 Registration Statement of the Registrant has been signed by the following persons in the capacities indicated on February 27, 2006.

Signature	Capacity

/s/ Wallace B. Doolin	Chairman, President and Chief Executive Officer
Wallace B. Doolin	(Principal Executive Officer) and Director

/s/ Kaye R. O’Leary	Chief Financial Officer
Kaye R. O’Leary	(Principal Financial Officer)

/s/ Dennis J. Goetz	Chief Accounting Officer
Dennis J. Goetz	(Principal Accounting Officer)

Peter J. Mihajlov John P. Whaley Paul J. Zepf Sidney J. Feltenstein Fritzi G. Woods	}	Board of directors*

*	Wallace B. Doolin, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Wallace B. Doolin
Wallace B. Doolin, Attorney-in-Fact